UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/10/2014

Allied Motion Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-04041

Colorado	84-0518115
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

455 Commerce Drive, Suite 4
Amherst, New York 14228
(Address of principal executive offices, including zip code)

(716) 242-8634
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2014, 2014, William P. Montague, a director of Allied Motion Technologies Inc. (the "Company") informed the Company that he will not be standing for re-election to the Company's Board of Directors at the end of his current term given the increasing demands on his time and conflicting board meeting schedules. Mr. Montague has been a director of the Company since 2013. He will continue to serve the remainder of his term as a director until his term expires at the Annual Meeting, which is scheduled to be held on May 13, 2014. Mr. Montague's decision not to stand for re-election is not a result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Motion Technologies Inc.

Date: March 14, 2014	By:	/s/ Robert P. Maida
Robert P. Maida
Chief Financial Officer